Exhibit 99.1

NEWS RELEASE

Superior Uniform Group, Inc.

A NASDAQ Listed Company: SGC

10055 Seminole Boulevard

Seminole, Florida 33772-2539

Telephone (727) 397-9611

Fax (727) 803-2642

Contact:
Andrew D. Demott, Jr.		Hala Elsherbini, Halliburton Investor Relations
COO, CFO & Treasurer	OR	(972) 458-8000
(727) 803-7135
For Immediate Release

Superior Uniform Group, Inc. Reports Second Quarter Operating Results

●	Net Sales Increase 19.5 Percent

●	BAMKO Reports Net Sales of $9.8 million, an Increase of 88.7 Percent Over Prior Year Second Quarter

SEMINOLE, Fla., July 21, 2016 (GLOBE NEWSWIRE) -- Superior Uniform Group, Inc. (NASDAQ:SGC), manufacturer of uniforms, career apparel, accessories and promotional products, today announced that for the second quarter ended June 30, 2016, net sales increased 19.5 percent to $64.7 million compared with 2015 second quarter net sales of $54.1 million. Net income for second quarter 2016 was $3.1 million, or $0.21 per diluted share, compared with $3.6 million, or $0.25 per diluted share, reported for the quarter ended June 30, 2015.

For the six months ended June 30, 2016, net sales increased 22.1 percent to $122.6 million compared with net sales of $100.5 million for the six months ended June 30, 2015. Net income for the six months ended June 30, 2016 was $5.3 million, or $0.36 per diluted share, compared with $5.7 million, or $0.39 per diluted share reported for the six months ended June 30, 2015. As a result of the BAMKO acquisition, net income was negatively impacted by $0.2 million in pre-tax acquisition related expenses in the second quarter of 2016 and $1.1 million in the first six months of 2016.

-more-

Michael Benstock, Chief Executive Officer, commented, “We are pleased to report a 19.5 percent increase in net sales in the second quarter. The increase in net sales for the second quarter came from net sales at BAMKO, which we acquired in March of this year, and from The Office Gurus, our remote staffing segment. Net sales in our uniforms segment leveled off in the second quarter following an exceptionally strong first quarter of 2016. Additionally, BAMKO has come out of the gate very strong, generating net sales of $9.8 million in the 2016 second quarter. This represents an increase of more than 88 percent versus the same period in 2015. We are very pleased with BAMKO and continue to work to achieve operational and sales synergies between the two organizations. The Office Gurus continues to grow at a very healthy rate with net sales to outside customers up 25.8 percent over the second quarter of 2015. At the end of the second quarter, we completed the building project in El Salvador and moved into a brand new, state-of-the-art, call center facility that nearly triples our capacity there. In addition to the acquisition of BAMKO and the new building in El Salvador, we continue to invest in our uniform business. Our new sewing factory in Haiti is progressing nicely and on schedule with our implementation plan. We expect it to achieve breakeven status by the end of 2016.

“Our financial position remains strong, and we were able to pay down outstanding debt by $4.7 million in the second quarter of 2016. This financial strength positions us well to continue to invest in our businesses and to take advantage of opportunities as they arise.”

 -more-

CONFERENCE CALL

Superior Uniform Group will hold a conference call on Thursday, July 21, 2016 at 2:00 p.m. Eastern Time to discuss the Company’s results. Interested individuals may join the teleconference by dialing (844)-861-5505 for U.S. dialers and (412)-317-6586 for International dialers. The Canadian Toll Free number is (866)-605-3852. Please ask to be joined into the Superior Uniform Group call. The live webcast and archived replay can also be accessed in the investor information section of the Company’s website at www.SuperiorUniformGroup.com.

A telephone replay of the teleconference will be available one hour after the end of the call through 2:00 p.m. Eastern Time on July 28, 2016. To access the replay, dial (877) 344-7529 in the United States or (412) 317-0088 from international locations. Canadian dialers can access the replay at (855) 669-9658.  Please reference conference number 10088860 for all replay access.

About Superior Uniform Group, Inc.

Superior Uniform Group® (NASDAQ:SGC), established in 1920, is one of America’s foremost providers of fine uniforms and image apparel. Headquartered in Seminole, Fla., Superior Uniform Group manages award-winning uniform apparel programs for major corporations nationwide. Leaders in innovative uniform program design, global manufacturing, and state-of-the-art distribution, Superior Uniform Group helps companies achieve a more professional appearance and better communicate their brands – particularly those in healthcare, private security, retail, hospitality, transportation and food service industries.

The company’s commitment to service, technology, quality and value-added benefits, as well as its financial strength and resources, support customers’ diverse needs while embracing a “Customer 1st, Every Time!” philosophy and culture. Superior Uniform Group sells its wide range of products through its signature brands Superior I.D.™, Fashion Seal Healthcare® and HPI Direct®.  Superior Uniform Group is also the parent company for The Office Gurus®, which provides call center and BPO solutions to a variety of customers, and BAMKO®, its innovative promotional products company that provides custom branding solutions to some of the nation’s strongest brands.

 -more-

For more information, call (800) 727-8643 or visit www.SuperiorUniformGroup.com.

Statements contained in this press release which are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties, including without limitation, those identified in the Company’s SEC filings, which could cause actual results to differ from those projected.

 -more-

Comparative figures are as follows:

 SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

Three Months Ended June 30,

(Unaudited)

	2016	2015

Net sales	$64,660,000	$54,116,000

Costs and expenses:
Cost of goods sold	42,897,000	35,585,000
Selling and administrative expenses	16,956,000	13,008,000
Interest expense	192,000	129,000
	60,045,000	48,722,000

Income before taxes on income	4,615,000	5,394,000
Income tax expense	1,540,000	1,770,000

Net income	$3,075,000	$3,624,000

Weighted average number of shares outstanding during the period
(Basic)	14,120,617	13,730,646
(Diluted)	14,957,469	14,577,342
Per Share Data:
Basic
Net income	$0.22	$0.26
Diluted
Net income	$0.21	$0.25

Other comprehensive income, net of tax:
Defined benefit pension plans:

Recognition of net losses included in net periodic pension costs	171,000	129,000

Recognition of settlement loss included in net periodic pension costs	33,000	201,000

Gain on cash flow hedging activities	21,000	21,000

Foreign currency translation adjustment	173,000	-
Other comprehensive income	398,000	351,000

Comprehensive income	$3,473,000	$3,975,000

Cash dividends per common share	$0.0825	$0.075

 -more-

 SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

 Six Months Ended June 30,

 (Continued)

 (Unaudited)

	2016	2015

Net sales	$122,628,000	$100,463,000

Costs and expenses:
Cost of goods sold	80,844,000	66,136,000
Selling and administrative expenses	33,419,000	25,445,000
Interest expense	340,000	265,000
	114,603,000	91,846,000

Income before taxes on income	8,025,000	8,617,000
Income tax expense	2,690,000	2,950,000

Net income	$5,335,000	$5,667,000

Weighted average number of shares outstanding during the period
(Basic)	14,023,840	13,657,784
(Diluted)	14,813,064	14,562,713
Per Share Data:
Basic
Net income	$0.38	$0.41
Diluted
Net income	$0.36	$0.39

Other comprehensive income, net of tax:
Defined benefit pension plans:

Recognition of net losses included in net periodic pension costs	342,000	257,000

Recognition of settlement loss included in net periodic pension costs	198,000	201,000

Gain (loss) on cash flow hedging activities	6,000	(1,000)

Foreign currency translation adjustment	294,000	-
Other comprehensive income	840,000	457,000

Comprehensive income	$6,175,000	$6,124,000

Cash dividends per common share	$0.165	$0.15

 -more-

SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

ASSETS

	June 30, 2016	December 31,
	(Unaudited)	2015
CURRENT ASSETS:
Cash and cash equivalents	$4,735,000	$1,036,000
Accounts receivable, less allowance for doubtful accounts of $1,100,000 and $848,000, respectively	37,091,000	29,914,000
Accounts receivable - other	2,137,000	3,262,000
Prepaid expenses and other current assets	11,150,000	6,214,000
Inventories*	63,161,000	63,573,000
TOTAL CURRENT ASSETS	118,274,000	103,999,000

PROPERTY, PLANT AND EQUIPMENT, NET	27,090,000	22,524,000
OTHER INTANGIBLE ASSETS, NET	24,428,000	14,222,000
GOODWILL	11,481,000	4,135,000
DEFERRED INCOME TAXES	4,760,000	4,980,000
OTHER ASSETS	2,392,000	1,871,000
	$188,425,000	$151,731,000

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$15,397,000	$11,775,000
Other current liabilities	7,883,000	8,307,000
Current portion of long-term debt	6,429,000	2,750,000
Current portion of acquisition-related contigent liabilities	1,969,000	1,787,000
TOTAL CURRENT LIABILITIES	31,678,000	24,619,000

LONG-TERM DEBT, net of issuance costs	36,898,000	21,131,000
LONG-TERM PENSION LIABILITY	8,347,000	8,925,000
LONG-TERM ACQUISITION-RELATED CONTINGENT LIABILITIES	7,361,000	3,866,000
OTHER LONG-TERM LIABILITIES	540,000	500,000
COMMITMENTS AND CONTINGENCIES (NOTE 5)
SHAREHOLDERS' EQUITY:
Preferred stock, $.001 par value - authorized 300,000 shares (none issued)	-	-
Common stock, $.001 par value - authorized 50,000,000 shares, issued and outstanding - 14,407,920 and 13,917,465, respectively.	14,000	14,000
Additional paid-in capital	40,982,000	33,806,000
Retained earnings	68,287,000	65,392,000
Accumulated other comprehensive income (loss), net of tax:
Pensions	(5,908,000)	(6,448,000)
Cash flow hedges	(68,000)	(74,000)
Foreign currency translation adjustment	294,000	-
TOTAL SHAREHOLDERS' EQUITY	103,601,000	92,690,000
	$188,425,000	$151,731,000

*  Inventories consist of the following:

	June 30,
	2016	December 31,
	(Unaudited)	2015
Finished goods	$49,649,000	$48,206,000
Work in process	955,000	860,000
Raw materials	12,557,000	14,507,000
	$63,161,000	$63,573,000

 -more-

SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Six Months Ended June 30,

(Unaudited)

	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$5,335,000	$5,667,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,333,000	1,890,000
Provision for bad debts - accounts receivable	180,000	211,000
Share-based compensation expense	983,000	964,000
Deferred income tax provision (benefit)	(69,000)	(881,000)
Loss on sales of property, plant and equipment	-	12,000
Accretion of acquisition-related contingent liability	81,000	65,000

Changes in assets and liabilities, net of acquisition of business:
Accounts receivable - trade	(2,181,000)	(2,079,000)
Accounts receivable - other	1,125,000	892,000
Inventories	653,000	(2,493,000)
Prepaid expenses and other current assets	(1,648,000)	(1,419,000)
Other assets	(353,000)	(41,000)
Accounts payable	2,238,000	4,386,000
Other current liabilities	(1,350,000)	(2,233,000)
Long-term pension liability	259,000	567,000
Other long-term liabilities	40,000	40,000
Net cash provided by operating activities	7,626,000	5,548,000

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(5,527,000)	(2,099,000)
Acquisition of business, net of acquired cash	(15,252,000)	-
Net cash used in investing activities	(20,779,000)	(2,099,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	90,514,000	25,040,000
Repayment of long-term debt	(71,138,000)	(26,638,000)
Payment of cash dividends	(2,270,000)	(2,006,000)
Payment of contingent liability	(1,800,000)	-
Proceeds received on exercise of stock options	781,000	1,383,000
Excess tax benefit from exercise of stock options and SARS	683,000	588,000

Net cash provided by (used in) financing activities	16,770,000	(1,633,000)

Effect of currency exchange rates on cash	82,000	-

Net increase in cash and cash equivalents	3,699,000	1,816,000

Cash and cash equivalents balance, beginning of year	1,036,000	4,586,000

Cash and cash equivalents balance, end of period	$4,735,000	$6,402,000